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                                                                    EXHIBIT 99-d

For Immediate Release

Contacts:

Rob Clark - Public Relations               Chris Hanson - CFO
ADC Telecommunications                     Saville Systems
612-914-6355                               781-270-6500 x270
rob_clark@adc.com                          christopher.hanson@savillemail.com

Mark Borman - Investor Relations           Vicki Nahrung - Investor Relations
ADC Telecommunications                     Saville Systems
612-946-3338                               781-359-6570
mark_borman@adc.com                        vicki.nahrung@savillemail.com


      ADC TELECOMMUNICATIONS SIGNIFICANTLY EXPANDS COMMUNICATIONS SOFTWARE
                  OFFERINGS WITH ACQUISITION OF SAVILLE SYSTEMS

      PROPOSED $700 MILLION ACQUISITION FURTHERS ADC'S STRATEGY TO BECOME A LEADING WORLDWIDE PROVIDER OF COMPREHENSIVE OPERATIONS SUPPORT SYSTEM (OSS)
             SOFTWARE SOLUTIONS TO COMMUNICATIONS SERVICE PROVIDERS

MINNEAPOLIS / BURLINGTON, MA - JUNE 21, 1999 - ADC Telecommunications, Inc. (Nasdaq: ADCT; www.adc.com), a leading global supplier of voice, video and data systems and software for communications networks, and Saville Systems PLC (Nasdaq: SAVLY; www.savillesys.com), a leading worldwide software developer and integrator of innovative convergent billing and customer care solutions, today announced the two companies have reached an agreement for the acquisition of Saville by ADC.

         Under the terms of the agreement, which has been approved by each company's board of directors, each ordinary share of Saville will be exchanged for 0.358 of an ADC share. At ADC's closing share price of $50.125 on June 18, 1999, the transaction is currently valued at approximately $700 million, with the final value determined by ADC's closing share price at the completion of the acquisition.

         The proposed transaction is expected to be completed during ADC's fourth fiscal quarter, which ends October 31, 1999, and is planned to be accounted for as a pooling of interests and to

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ADC TELECOMMUNICATIONS ACQUIRES SAVILLE SYSTEMS
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be treated as a tax-free reorganization for U.S. federal income tax purposes.
ADC expects the acquisition to be nondilutive to its earnings per share in the first twelve months after closing and accretive thereafter. Closing of the proposed transaction is subject to certain conditions, including Saville shareholder approval and compliance with the U.S. Hart-Scott-Rodino AntiTrust Improvements Act, as well as certain other governmental filings and approvals, including approval of the High Court of Ireland. After closing the transaction, ADC expects to take a one-time charge for various acquisition-related expenses the amount of which has not yet been determined.

ADC TO BE A LEADER IN SOFTWARE SOLUTIONS FOR COMMUNICATIONS SERVICE PROVIDERS

         ADC's proposed acquisition of Saville results from ADC's aggressive and determined strategy to become a leading worldwide provider of Operational Support System (OSS) software solutions.

         "Our acquisition of Saville represents a significant step forward in ADC's multi-service network strategy by expanding our communications software solutions for a service provider's critical operating system applications," said William J. Cadogan, chairman and CEO of ADC Telecommunications. "The battle among communications service providers is increasingly centered on services rather than technology, and these services can only be managed effectively through software. Saville's leading-edge billing and customer care software products and highly skilled people will add a strategically important dimension to our growing software portfolio and provide ADC with yet another tool to help position our customers for success. In addition, ADC and Saville will both be able to sell more deeply and broadly into our combined customer base."

         Global deregulation, increased competition and outsourcing are stimulating fast growth rates in the communications software market. Communications Industry Researchers, Inc. (CIR) predicts the overall billing and customer care market will increase from $2.5 billion in 1997 to $4.9 billion in 2000 and $14.0 billion by 2008. CIR also predicts the overall OSS market will grow from $8.0 billion in 1997 to $12.2 billion in 2000 and $26.2 billion in 2006. New competitive communications service providers are expected to provide even faster growth rates of communications software sales compared to both the overall market and the billing and customer care market segment.

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ADC TELECOMMUNICATIONS ACQUIRES SAVILLE SYSTEMS
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         "As a result of market deregulation and competition for customers, the world's incumbent and new competitive communications service providers are seeking innovative approaches to address network applications such as billing, customer care, provisioning and network management," said John J. Boyle III, chairman and CEO of Saville. "The ADC-Saville combination joins two companies with a shared vision of bringing service providers comprehensive solutions to meet their customers' demands for integrated voice, video and Internet/data services that can be delivered seamlessly and quickly. Saville benefits ADC's strategy to offer a comprehensive array of OSS software applications. ADC benefits Saville with broad knowledge of network architectures and operating processes that will add tremendous value to Saville's software solutions. We are pleased to join the ADC team and look forward to supporting ADC's multi-service network strategy."

         The proposed acquisition of Saville will mark ADC's third significant software company acquisition in the past three years. ADC acquired NewNet, Inc. (Shelton, Conn.) in 1997 and Metrica Systems Limited (Richmond, Surrey, England) in 1996. NewNet offers intelligent network communications software including Signaling System 7 (SS7) technology, wireless intelligent network products (such as short messaging software servers) and law enforcement wiretap software compliant with the Communications Assistance to Law Enforcement Act (CALEA). ADC's Metrica product line includes software products for performance management of both wireline and wireless networks. Metrica software is currently deployed in more than 150 service provider networks in more than 35 countries. ADC also offers full systems integration and consulting support services for its entire line of software products.

ADC TO CREATE SOFTWARE SYSTEMS DIVISION

         In conjunction with the Saville acquisition, ADC will create a new Software Systems Division to be comprised of the Metrica, NewNet and Saville business units. This division will operate within ADC's Integrated Solutions Group, which also includes the Systems Integration Division, and will focus on the development, deployment and marketing of ADC's software products. The Software Systems Division will be managed by Lawrence S. Barker, Saville's newly appointed president, who will assume the positions of president of ADC's Software Systems Division and of an ADC vice president upon completion of the acquisition.

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ADC TELECOMMUNICATIONS ACQUIRES SAVILLE SYSTEMS
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         "The creation of the Software Systems Division will provide the appropriate organizational structure and focus to continue our growth strategy and expand our software offerings," said Cadogan. "OSS software is expected to be the largest growth area in our business over the next three to four years, and this group will lead the expansion. Larry's operational experience will be a significant addition to our software management team and will facilitate the quick integration of Saville's products into the ADC portfolio."

         Additionally, John J. Boyle III, chairman and CEO of Saville, will assume the position of an ADC senior vice president and remain chairman of Saville upon completion of the acquisition. In this role, Boyle will provide strategic management and direction for ADC's software strategy.

SAVILLE'S COMPREHENSIVE, INNOVATIVE SOFTWARE SOLUTIONS

         Saville develops and integrates an innovative portfolio of convergent billing and customer care solutions for local, data, long distance, wireless, cable television and energy communications markets. The company has one of the largest dedicated staffs (more than 900 people) focused on communications service billing and customer care applications.

         Saville's comprehensive convergent billing software enables service providers to offer bundled discounts for multiple services, such as local and long distance telephone, Internet, cable TV, cellular and paging, then bill the customer on a single invoice. By providing customers with convenient one-stop shopping for all their communications services, service providers can better retain and instill customer loyalty in a competitive market where customers churn every day. In addition, service providers using a convergent billing system can differentiate themselves from the competition by being able to introduce innovative service offerings to the market quickly at competitive prices.

         Saville's line of products includes Saville CBP-RegisteredTrademark- (Convergent Billing Platform-RegisteredTrademark-, Saville IBP-RegisteredTrademark- (Interconnect Billing Platform-RegisteredTrademark-, SavilleCare-RegisteredTrademark- and SavilleExpress-RegisteredTrademark-. These products cover each mission-critical area of a service provider's billing and customer care applications for service delivery, customer care, marketing and sales, event processing, billing and post billing.

         Saville has an extensive customer list with implementations of its software

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ADC TELECOMMUNICATIONS ACQUIRES SAVILLE SYSTEMS
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solutions in North America, Europe, Latin America and Asia/Pacific. Saville's
customers include long distance carriers, regional Bell operating companies, competitive local exchange carriers, emerging carriers, competitive carriers, integrated communication providers and utility companies. For the year ended December 31, 1998, Saville's sales were $168 million and net income was $27 million.

ABOUT ADC TELECOMMUNICATIONS

ADC Telecommunications, Inc., is a leading global supplier of voice, video and data systems for telephone, cable television, Internet, broadcast, wireless and private communications networks. ADC's systems enable local access and high-speed transmission of communications services from providers to consumers and businesses over fiber-optic, copper, coaxial and wireless media. Headquartered in Minneapolis, Minnesota, ADC has approximately 9,600 employees around the world and annual sales of $1.5 billion. For additional information, visit our Web site at www.adc.com.

ABOUT SAVILLE SYSTEMS

Founded in 1982, Saville is a leading provider of convergent customer care and billing solutions for the telecommunications industry. Saville operates globally with offices in the U.S., Canada, Ireland, Australia, Asia, U.K. and Germany, and has more than 1,400 employees worldwide. Saville is a publicly held company, traded on the Nasdaq (US) market under the symbol SAVLY. For more information, Saville can be reached at www.savillesys.com, or call (+1) 781-359-6570.

CAUTIONARY STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995

Any forward-looking statements contained herein reflect management's current expectations or beliefs. ADC Telecommunications cautions readers that future actual results could differ materially from those in forward-looking statements depending on the outcome of certain factors, including the risks and uncertainties identified in Exhibit 99 to ADC's Report on Form 10-Q for the fiscal quarter ended April 30, 1999. Saville Systems cautions readers that future actual results could differ materially from those in forward-looking statements depending on the outcome of certain factors, including the risks and uncertainties identified in Item 2 of Saville's quarterly report on Form 10-Q for the quarter ended March 31, 1999.

All brand names and product names are trademarks or registered trademarks of their respective companies.